EXHIBIT 99.2

UNAUDITED BALANCE SHEET
(Huntington) Herald-Dispatch

Unaudited, in thousands of dollars

June 30, 2007
(Successor)
ASSETS
Current assets
Cash and cash equivalents	$875
Trade receivables, net of allowance (2007 - $106)	2,102
Inventories	689
Prepaid expenses	98
Total current assets	3,764

Property, plant and equipment
Land	72
Buildings and improvements	1,508
Machinery, equipment and fixtures	3,987
Total property, plant and equipment	5,567

Intangible assets
Goodwill	36,813
Other intangible assets	33,536
Total intangible assets	70,349
Total assets	$79,680

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$200
Compensation and other accruals	398
Deferred income	381
Due to GateHouse Media, Inc.	78,045
Total current liabilities	79,024

Stockholders’ Equity
Retained earnings	656
Total liabilities and Stockholders’ equity	$79,680

The accompanying notes are an integral part of these financial statements.

Ex 99.2 - 1

UNAUDITED STATEMENTS OF INCOME
(Huntington) Herald-Dispatch

Unaudited, in thousands of dollars

	Period from	Period from	Six months
	May 7, 2007 to June 30, 2007	January 1, 2007 to May 6, 2007	Ended June 30, 2006
	(Successor)	(Predecessor)	(Predecessor)
Net Operating Revenues
Newspaper advertising	$2,161	$4,565	$7,021
Newspaper circulation	597	1,430	2,218
Commercial printing and other	541	1,028	2,573
Total	3,299	7,023	11,812

Operating Expenses
Operating costs, exclusive of depreciation	1,712	4,221	6,804
Selling, general and administrative expenses,
exclusive of depreciation	528	1,159	1,906
Depreciation	-	202	281
Total	2,240	5,582	8,991
Income before income taxes	1,059	1,441	2,821
Provision for income taxes	403	578	1,131
Net income	$656	$863	$1,690

The accompanying notes are an integral part of these financial statements.

Ex 99.2 - 2

UNAUDITED STATEMENTS OF CASH FLOWS
(Huntington) Herald-Dispatch

Unaudited, in thousands of dollars

	Period from	Period from	Six months
	7-May-07	1-Jan-07	Ended
	to June 30, 2007	to May 6, 2007	30-Jun-06
	(Successor)	(Predecessor)	(Predecessor)

Cash flows from operating activities:
Net Income	$656	$863	$1,690
Adjustments to reconcile net income to net
cash flows from operations:
Depreciation	-	202	281
Trade receivables	133	118	338
Other receivables	-	179	168
Inventories	(57)	81	77
Prepaid expenses	3	(73)	(933)
Accounts payable	(16)	(428)	(405)
Compensation and other accruals	290	(53)	404
Deferred income	(104)	98	56
Due to GateHouse Media, Inc.	(22)	-	-
Deferred income taxes	-	(531)	(505)
Net cash flow from operating activities	883	456	1,171

Cash flows provided by (used in) investing activities:
Purchase of property, plant and equipment	(10)	(198)	(157)
Goodwill	1	2,439	2,399
Net cash provided by (used in) investing activities	(9)	2,241	2,242

Cash flows used in financing activities
Net distribution to Gannett Co., Inc.	-	(2,896)	(3,504)
Net cash used in financing activities	-	(2,896)	(3,504)

Net increase (decrease) in cash and cash equivalents	874	(199)	(91)
Balance of cash and cash equivalents at
beginning of period	1	200	163
Balance of cash and cash equivalents at end of period	$875	$1	$72

The accompanying notes are an integral part of these financial statements.

Ex 99.2 - 3

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization, basis of presentation and business

These unaudited financial statements reflect the financial position, results of operations and cash flows of the (Huntington) Herald–Dispatch (the “Company”).  On May 7, 2007, GateHouse Media, Inc. (“GateHouse”) completed the purchase of the Company for approximately $77 million.

The purchase transaction resulted in a new basis of accounting under Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS No. 141”).  This change creates many differences between reporting for the Company before the purchase, as predecessor, and the Company after the purchase, as successor.  The accompanying financial statements and the notes to the financial statements reflect separate reporting periods for the predecessor and successor company.  During the predecessor periods the Company was owned by Gannett Co., Inc. (“Gannett”), a leading international news and information company.  The financial statements for the predecessor periods are presented as if the Company existed as a separate entity from the remaining businesses of Gannett.

These unaudited financial statements reflect all adjustments which, in the opinion of the Company, are necessary for a fair presentation of the Company’s financial position, results of operations and cash flows as of the dates and for the periods presented.

The allocations and estimates included in the financial statements are determined using the methodologies described in Note 3.

All amounts as of and for the successor period ended June 30, 2007; and for the predecessor periods from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006, included herein, are unaudited.

NOTE 2 – Summary of significant accounting policies

Use of estimates: The Company prepares its financial statements in accordance with generally accepted accounting principles which require the use of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and related disclosure of contingent matters.  The Company bases its estimates on historical experience, and other assumptions, as appropriate.  The Company re-evaluates its estimates on an ongoing basis.  Actual results could differ from these estimates.

Cash and cash equivalents:  Cash and cash equivalents consist of highly liquid investments purchased with an original maturity of three months or less.  During the predecessor periods the Company participated in the centralized cash management system of Gannett, wherein cash receipts are transferred to and cash disbursements were funded by Gannett on a daily basis.  The net distribution to Gannett is presented as cash used in financing activities in the accompanying statements of cash flows.  After the acquisition by GateHouse, the Company continued to participate in the cash management system of GateHouse.  The amount of cash and cash equivalents and deposit accounts reported by the Company as of June 30, 2007 primarily represents deposits made after the daily sweep of cash by GateHouse or accounts which are not part of the cash management system.

Trade receivables and allowances for doubtful accounts: Trade receivables are recorded at invoiced amounts and generally do not bear interest.  The allowance for doubtful accounts reflects the Company’s estimate of credit exposure, determined principally on the basis of its collection experience.

Inventories: Inventories, consisting principally of newsprint, printing ink, plate material and production film for the Company’s operations, are valued at the lower of cost (first-in, first-out) or market.

Property and depreciation: Property, plant and equipment is recorded at cost, and depreciation is provided generally on a straight-line basis over the estimated useful lives of the assets.  The principal estimated useful lives are: buildings and improvements, 10 to 40 years; and machinery, equipment and fixtures, four to 30 years.  Major renewals and improvements and interest incurred during the construction period of major additions are capitalized.  Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred.  The balance of property, plant and equipment as of June 30, 2007 represents mainly the appraised values of fixed assets acquired from Gannett as of May 7, 2007.

Goodwill and intangible assets:  Goodwill and intangible assets represent the excess of acquisition cost of the Company over the fair value of other assets acquired net of liabilities assumed at the time the Company was purchased by GateHouse.  The Company follows SFAS No. 142 “Goodwill and Other Intangible Assets (“SFAS No. 142”).  SFAS No. 142 prohibits the amortization of goodwill and other intangibles with indefinite useful lives unless the intangible asset is deemed to be impaired.  The Company annually performs an impairment test of its goodwill and indefinite-lived intangible assets and has determined that no impairment of goodwill or indefinite-lived intangible assets existed at December 31, 2006.  Intangible assets that have finite useful lives are amortized over those useful lives.  See additional details in Note 5.

Ex 99.2 - 4

Fair value: The Company estimates that the amount reported on the balance sheet for financial instruments, including cash, trade and other receivables, and other long-term liabilities, approximates fair value.

Revenue recognition: The Company’s revenues include amounts charged to customers for space purchased in the Company’s newspapers, ads placed on its Web sites, and amounts charged to customers for commercial printing jobs.  Newspaper revenues also include circulation revenues for newspapers purchased by readers or distributors reduced by the amount of discounts taken.  Advertising revenues are recognized, net of agency commissions, in the period when advertising is printed or placed on Web sites.  Commercial printing revenues are recognized when the job is delivered to the customer.  Certain commercial printing services were provided by the Company to Gannett and represented $0.9 million and $1.6 million during the period from January 1, 2007 to May 6, 2007 and the six months ended June 30, 2006, respectively.  Circulation revenues are recognized when purchased newspapers are distributed.  Amounts received from customers in advance of revenue recognition are deferred as liabilities.

Non-cash stock compensation: Non-cash stock compensation includes compensation expense associated with Gannett’s restricted common stock and stock options issued under Gannett Omnibus Incentive Compensation Plan.

Effective December 26, 2005, the first day of its 2006 fiscal year, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share-Based Payments (“SFAS No. 123(R)”) using the modified prospective transition method.  Under this transition method, stock-based compensation costs recognized in the statement of income for the six months ended June 30, 2006 include (a) compensation expense for all unvested stock-based awards that were granted through December 25, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (b) compensation expense for all share-based payments granted after December 25, 2005, based on grant date fair value estimated in accordance with the provisions of SFAS No. 123(R).  The Company’s stock option awards have graded vesting terms and the Company recognizes compensation expense for these options on a straight-line basis over the requisite service period for the entire award (generally four years).  See Note 6 for further discussion.

NOTE 3 – Allocation methodology

Allocations:  The following allocation policies have been established by management of the Company.  Unless otherwise noted, these policies have been consistently applied in the historical financial statements of the Company.  In the opinion of management, the methods for allocating these costs are reasonable.  It is not practicable to estimate the costs that would have been incurred by the Company if they had been operated on a stand-alone basis.

Specifically identifiable operating expenses - Costs which relate entirely to the operations of the Company are attributed entirely to them.  These expenses consist of costs of personnel who are 100% dedicated to operations, and amounts paid to third parties for services rendered.

Shared operating expenses - Gannett (for the predecessor periods) and GateHouse (for the successor period) allocate the cost of certain corporate general and administrative services and shared services, including shared personnel, to the Company based on a variety of allocation methods.  These shared services include newspaper executive management, legal, accounting, telecommunications, human resources, pension, medical, disability and insurance amounts.  These costs have been allocated to the Company based on one of the following allocation methods:  (1) pro rata portion of payroll or (2) pro rata portion based on management’s assessment of usage of services, or (3) as a percent of revenue.  Management determined which allocation method was appropriate based on the nature of the shared service being provided.  See Note 9 for additional discussion on related party transactions.

Allocated charges - Allocations of the specifically identifiable operating expenses and shared operating expenses have been included in the statements of income in operating costs and selling, general and administrative expenses of the Company as follows:

In thousands of dollars	Period from	Period from	Six Months
	May 7, 2007	January 31, 2007	Ended
	to June 30, 2007	to May 6, 2007	June 30, 2006
	(Successor)	(Predecessor)	(Predecessor)
Corporate expenses	$-	$141	$236
Pension expense	-	100	144
Other postretirement benefits	-	167	167
Contributions to 401(k) savings plan	-	28	43
Insurance expense	6	38	28
Health Insurance	98	-	-
Medical disability expense	-	11	16
Non-cash stock compensation	-	9	24
Total Allocated charges	$104	$494	$658
Ex 99.2 - 5

Taxes - The Company’s allocated share of Gannett’s and GateHouse consolidated Federal tax provision during the predecessor and successor periods, respectively, is determined using the stand-alone method.  Under the stand-alone method, tax expense or benefit is calculated as if the Company filed its own tax returns.  State income taxes are allocated in a similar manner.

NOTE 4 – Recently issued accounting standards

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation Number 48, “Accounting for Uncertainty in Income Taxes” (“FIN No. 48”), effective for the Company’s first quarter of 2007.  Under FIN No. 48, companies are required to make disclosures about uncertainties in their income tax positions, including a roll-forward analysis of tax benefits taken that do not qualify for financial statement recognition.  Under FIN No. 48, the recognition of a tax benefit would only occur when it is “more-likely-than-not” that the position would be sustained upon examination.  Management adopted this standard in the first quarter of 2007.  The standard did not have a material impact on its financial accounting and reporting.

In September 2006, the FASB issued SFAS Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 establishes a common definition for fair value, creates a framework for measuring fair value, and expands disclosure requirements about such fair value measurements.  SFAS No. 157 will become effective for the Company’s first quarter of 2008.  Management is in the process of studying the impact of this interpretation on the Company’s financial accounting and reporting.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). This statement will become effective for the Company at the beginning of fiscal year 2008.  SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value.  Additionally, SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  Management is currently evaluating this standard and the impact on its financial accounting and reporting.

NOTE 5 – Goodwill and intangible assets

Pursuant to SFAS No. 142, goodwill and indefinite-lived intangible assets are not amortized but are reviewed at least annually for impairment.  Recognized intangible assets that have finite useful lives are amortized over their useful lives and are subject to tests for impairment in accordance with the provisions of SFAS No. 144.

SFAS No. 142 requires that goodwill and indefinite-lived intangible assets be tested for impairment at the reporting unit level at least annually.  The Company has performed an impairment test of its goodwill and indefinite-lived intangible assets at December 31, 2006, and determined that no impairment of goodwill or indefinite-lived intangible assets existed.

The following table displays goodwill, indefinite-lived intangible assets, and amortized intangible assets at June 30, 2007.  Indefinite-lived intangible assets include mastheads.

In thousands of dollars	June 30, 2007
(Successor)

Goodwill	$36,813
Indefinite-lived intangible assets	5,543
Amortized intangible assets	27,993
$70,349

Amortized intangible assets consist of advertiser relationships ($21,879) and subscriber relationships ($6,114) and are amortized on a straight-line basis over 16 years.

NOTE 6 – Stock-based compensation

Certain employees receive benefits under Gannett’s Omnibus Incentive Compensation Plan, which replaced the 1978 Long-Term Executive Incentive Plan.

Ex 99.2 - 6

Effective December 26, 2005, the first day of its 2006 fiscal year, the Company adopted the fair value recognition provisions of SFAS No. 123(R), using the modified prospective transition method.  Under this transition method, stock-based compensation costs recognized in the income statement for 2006, include (a) compensation expense for all unvested stock-based awards that were granted prior to December 25, 2005 based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (b) compensation expense for all share-based payments granted on or after December 25, 2005 based on grant date fair value estimated in accordance with the provisions of SFAS No. 123(R).  The impact of adoption of SFAS No. 123(R) was to reduce 2006 pre-tax operating results by $35,000 ($21,000 after-tax).  Results for prior periods have not been restated.  Gannett’s stock option awards have graded vesting terms and the Company recognizes compensation expense for these options on a straight-line basis over the requisite service period for the entire award (generally four years).

During the period from January 1, 2007 to May 6, 2007, the Company recorded stock-based compensation expense of $9,000 for restricted shares.  The related tax benefit for stock compensation was $4,000.  On an after tax basis, total non-cash compensation expense was $5,000.

During the six months ended June 30, 2006, the Company recorded stock-based compensation expense of $18,000 for nonqualified stock options and $6,000 for restricted shares.  The related tax benefit for stock compensation was $10,000.  On an after tax basis, total non-cash compensation expense was $14,000.

Options outstanding to employees of the Company as of May 6, 2007 and June 30, 2006 were 50,538 and 52,938, respectively.  The weighted average exercise price was $75.55 and $75.81 as of May 6, 2007 and June 30, 2006, respectively.

NOTE 7 – Retirement plans (pension)

The Company was part of the Gannett Retirement Plan which is Gannett’s principal retirement plan and covers most U.S. employees.  The Company recognized expense of $100,000 and $144,000, respectively, related to its retirement plans during the periods from January 1, 2007 to May 6, 2007 and the six months ended June 30, 2006.  This expense reflects an allocation from Gannett.

NOTE 8 – Postretirement benefits other than pension

Gannett provided health care and life insurance benefits to certain retired employees who meet age and service requirements.  Most retirees contribute to the cost of these benefits and retiree contributions are increased as actual benefit costs increase.  Gannett’s policy was to fund benefits as claims and premiums are paid.  The Company recognized postretirement benefit costs for health care of $167,000 and $167,000, respectively, for the periods from January 1, 2007 to May 6, 2007 and the six months ended June 30, 2006.  This expense reflects an allocation from Gannett.

NOTE 9 – Related party transactions

Predecessor Periods:

Corporate Expenses

Certain corporate overhead expenses incurred by Gannett have been allocated to the Company and are reflected in the statements of income for the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006.  These overhead costs relate to general management oversight, financial management, including public-company reporting, consolidated tax filings, Gannett benefit plan administration, risk management and consolidated treasury services and costs to support Gannett information technology infrastructure.  Gannett also allocated a portion of its annual audit and tax return review costs provided by an independent public accounting firm to the Company.  These costs are allocated to the Company based on one of the following allocation methods:  (1) pro rata portion of payroll or (2) pro rata portion based on management’s assessment of usage of services, or (3) as a percent of revenue.  Management believes the basis for the allocations is reasonable.  The amounts allocated to the Company were $141,000 and $236,000 for the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006, respectively.

Retirement Plans Administered by Gannett

Gannett allocated to its divisions or subsidiaries costs associated with the retirement plan that Gannett administers.  The Company was allocated by Gannett $100,000 and $144,000, respectively, for the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006 related to this retirement plan.  The Company is allocated pension expense for coverage based on its pro-rata portion of Gannett’s total payroll to the total cost of Gannett.  Had this retirement plan been administered by the Company as a separate entity, the amounts may have been different than those allocated to the Company by Gannett.

Ex 99.2 - 7

Gannett administers a 401(k) savings plan for which all employees (other than those covered by a collective bargaining agreement) who are scheduled to work a minimum number of hours in a year are eligible.  The Company matches 50% of the first 6% of employee contributions.  The Company recognized expense related to the Company match of $28,000 and $43,000 in the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006, respectively.

Insurance Programs Administered by Gannett

Gannett allocated to the Company costs associated with certain insurance programs that Gannett administers.  These programs primarily include automobile liability, workers’ compensation, general liability, property and libel insurance.  The Company was allocated $38,000 and $28,000 in the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006, respectively, by Gannett related to these insurance programs.  These amounts are allocated by Gannett using various methodologies, as described below.  Had these insurance programs been administered by the Company as a separate entity, the amounts may have been different than those allocated to the Company by Gannett.

Included within the insurance cost allocation are claims allocations related to non-property casualty programs (automobile liability, workers’ compensation and general liability) for which Gannett is self-insured up to a certain amount.  For the self-insured component, costs are allocated to the Company based on incurred claims of the Company.  Gannett has premium based policies which cover amounts in excess of the self-insured retentions.  The Company is allocated expense based on its pro-rata portion of Gannett’s total underlying exposure items (i.e., number and type of vehicles, sales, payroll dollars, etc.) to the total insurance cost to be incurred by Gannett.

Also included within the insurance allocation is coverage related to property insurance.  The Company is allocated premium expense for coverage based on its pro-rata portion of Gannett’s total insured property values to the total insurance cost of Gannett.

Medical Disability Programs Administered by Gannett

Gannett allocated to the Company costs associated with medical disability programs that Gannett administers.  The Company was allocated $11,000 and $16,000 in the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006, respectively, by Gannett related to these medical disability programs.  These amounts were allocated by Gannett using the Company pro-rata portion of payroll to the total disability expense.  Had these medical disability programs been administered by the Company as a separate entity, the amounts may have been different than those allocated to the Company by Gannett.

Non-cash Stock Compensation

Non-cash stock compensation includes compensation expenses associated with Gannett restricted common stock and stock options issued under the Gannett Co. Inc., Omnibus Incentive Compensation plan.  The Company was allocated $9,000 and $24,000 in the period from January 1, 2007 to May 6, 2007 and for the six months ended June 30, 2006, respectively, by Gannett related to non-cash stock compensation expense.  See Note 6 for further discussion of stock awards.

Successor Period:

Corporate Expenses

Certain corporate expenses incurred by GateHouse have been allocated to the Company and are reflected in the statement of income for the period from May 7, 2007 to June 30, 2007.  These expenses mainly include health and business insurance.  These costs are allocated to the Company based on one of the following allocation methods:  (1) pro rata portion of payroll or (2) pro rata portion based on management’s assessment of usage of services.  Management believes the basis for the allocations is reasonable.  The amounts allocated to the Company were $104,000 for the period from May 7, 2007 to June 30, 2007.

NOTE 10 – Subsequent event

On June 28, 2007 GateHouse Media, Inc. signed a definitive asset purchase agreement to sell the (Huntington) Herald-Dispatch and related publications which are located in Huntington, West Virginia, to Champion Industries, Inc. for a purchase price of approximately $77 million.  The transaction was completed on September 14, 2007.

Ex 99.2 - 8